Exhibit 10.38

MASTER TERMS AND CONDITIONS FOR LICENSE AGREEMENTS

BETWEEN

ARIZONA PUBLIC SERVICE COMPANY

AND

MOUNTAIN TELECOMMUNICATIONS, INC.

FOR

FIBER OPTIC CABLE ATTACHMENTS

AGREEMENT NO. CE-99001	COPY NO. 1/3

Agreement No. CE-99001

MASTER TERMS AND CONDITIONS FOR LICENSE AGREEMENT
BETWEEN
ARIZONA PUBLIC SERVICE COMPANY
AND
MOUNTAIN TELECOMMUNICATIONS, INC.
FOR
FIBER OPTIC CABLE ATTACHMENTS

i

16.	EXECUTION AND EFFECTIVE DATE	11

APPENDICES AND EXHIBITS

APPENDIX A   -                                             SCHEDULE OF FEES AND CHARGES

APPENDIX B   -                                               INSURANCE

APPENDIX C   -                                               LICENSE PROCESS

EXHIBIT A    -                                                       FORM OF LICENSE

ii

MASTER TERMS AND CONDITIONS FOR LICENSE AGREEMENTS
BETWEEN
ARIZONA PUBLIC SERVICE COMPANY
AND
MOUNTAIN TELECOMMUNICATIONS, INC.
FOR
FIBER OPTIC ATTACHMENT TO APS FACILITIES

1..            PARTIES:

The parties to these Master Terms and Conditions are MOUNTAIN TELECOMMUNICATIONS, INC., an Arizona corporation, hereinafter referred to as “MTI”, and ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, hereinafter referred to as “APS”.

2.             DEFINITIONS:

When initially capitalized in this Agreement, or amendments hereto, the following words or phrases shall have the meanings specified:

APS Aerial Facilities - Shall mean Distribution Facilities and Transmission facilities owned wholly by APS.

APS Conduit Facilities - Shall mean the ducts, conduits, manholes, handholes and vaults which are owned wholly by APS.

APS Facilities - Shall mean APS Aerial Facilities and APS Conduit Facilities

Cable - Shall mean the optical fiber cable and associated hardware installed by MTI pursuant to any License granted hereunder.

Communication Space - Shall mean that space on APS distribution facilities designated by APS for use for telecommunications purposes.

Distribution Facilities - Shall mean the poles and associated facilities used for the distribution of electricity at levels up to 12 kilovolts.

License - Shall mean a revocable, nonexclusive written authorization to attach Cable to or route Cable through APS Facilities and, in the case where APS will own the installed Cable, for the use by MTI of designated fibers within the Cable.

License Fee - Shall mean the fee set forth in Appendix A, SCHEDULE OF FEES AND CHARGES, assessed annually with respect to any License granted by APS hereunder.

Make-Ready Work - Shall mean any modification, replacement or other work which APS determines, in its reasonable discretion, is necessary to facilitate the attachment, routing or rearrangement of Cable on APS Facilities.

Reciprocal License - Shall mean any license granted to APS by MTI for the use of fiber within the Cable as part consideration for any License granted hereunder.

Sub-Transmission Facilities - Poles, towers and other facilities used for the transmission of electric energy 69 kilovolts.

Transmission Facilities - Poles, towers and other associated facilities used for the transmission of electric energy at levels greater than 69 kilovolts.

3.             GENERAL:

3.1                                 Purpose - These Master Terms and Conditions prescribe the process by which Licenses may be secured by MTI from APS from time to time and constitute the terms and conditions to which each such License shall be subject. The Licenses granted hereunder are for the routing, attachment, installation, use and maintenance of Cables used solely for the provision of telecommunications services by MTI.

3.2                                 Scope - These Master Terms and Conditions and any License granted hereunder shall only apply with respect to Cable installed (i) on APS Transmission Facilities, (ii) on APS Distribution Facilities outside of the Communication Space and (iii) within APS Conduit.

3.3                                 License Application - Prior to using APS Facilities for the purpose of installing or using any Cable, MTI shall secure a License pursuant to Appendix C, LICENSE PROCESS. The granting of such License shall be in the sole discretion of APS.

3.4                                 Cable Ownership - Cable installed by MTI pursuant to any License shall be owned by MTI. However, APS may, as a condition to granting any License, require that title to the Cable be conveyed to APS. In such case the parties shall execute any documents and take any steps reasonably necessary to reflect ownership of the Cable by APS.

3.5                                 License to Use APS Cable - In the event title to any Cable is conveyed to APS pursuant to Section 3.4 above, APS shall grant to MTI a license to use that portion of the Cable agreed upon by the parties. Any such license shall be governed by these Terms and Conditions.

3.6                                 Other Rights Reserved

3.6.1                        Except as provided in Section 3.5 above, nothing contained in these Master Terms and Conditions shall be construed to create any license or to constitute any obligation on the part of APS to grant any license to MTI.

3.6.2                        Neither these Master Terms and Conditions nor any License shall create or vest in MTI any ownership or property rights in APS Facilities or constitute an assignment of any of APS’ rights of way, easements, franchises or other rights to use the public or private property on which APS Facilities are located.

3.6.3                        Neither these Master Terms and Conditions nor any License shall be construed to compel APS to construct, retain, extend, place, or maintain any facilities not needed for APS’ own service requirements.

3.6.4                        Neither these Master Terms and Conditions nor any License shall be construed as a limitation, restriction, or prohibition against APS with respect to any agreement and/or arrangement which APS has previously entered into or may in the future enter into with other parties regarding the use of APS Facilities.

3.6.5                        No License shall extend to any APS Facilities where the placement of Cable would result in a termination of the rights granted to APS to occupy the property on which APS Facilities are located.

3.7                                 Fees and Charges - With respect to each License, MTI shall pay APS the fees and charges as specified in and in accordance with Appendix A, SCHEDULE OF FEES AND CHARGES, which shall be subject to adjustment by APS as provided therein or as identified in the specific Attachment for each License.

3.8                                 Insurance - MTI shall provide and maintain the insurance coverages and shall comply with the insurance requirements set forth in Appendix B, INSURANCE.

4.                                       INDEMNITY

4.1                                 MTI shall indemnify, defend, and save harmless APS and all of its employees, agents, representatives, and insurers (each hereinafter referred to as “Indemnitee”) from any and all claims, demands, suits, actions, proceedings, loss, cost, and damages of every kind and description, including but not limited to reasonable attorneys’ fees and/or litigation expenses, which may be brought or made against or incurred by any Indemnitee i) on account of loss of or damage to any property or for injury to or death of any person, caused by, arising out of, or contributed to, in whole or in part, by reasons of any alleged act, omission, fault, mistake, or negligence of MTI, its employees, agents, representatives, contractors or subcontractors, their employees, agents, or representatives.

4.2                                 In all cases of death or injury to employees, officers or agents of either MTI or its contractors or subcontractors, whether or not caused by MTI, each Indemnitee shall be defended and indemnified by MTI for any and all liability except where such death or injury results from the sole negligence of an Indemnitee.

4.3                                 MTI shall defend each Indemnitee against all claims, demands, suits, actions, and proceedings for which MTI has, or potentially has, indemnification responsibility under this Section 4. Each Indemnitee shall have the right, at its sole cost and discretion, to provide for its own defense to whatever extent such Indemnitee deems necessary to protect its own interest or that of other Indemnitees, and MTI shall cooperate fully with such Indemnitee in any such participation.

4.4                                 If requested by APS, MTI shall furnish a bond or other adequate evidence of financial security or assurance of performance, in a form satisfactory to APS and in such amount as APS from time to time may require, to guarantee the performance of all of MTI’s obligations hereunder. The amount of the bond or financial security shall not operate as a limitation upon the liability of the MTI hereunder.

4.5                                 If requested by APS, MTI shall furnish a bond or other adequate evidence of financial security or assurance of performance, in a form reasonably satisfactory to APS and in an amount not to exceed fifty percent (50%) of the amount of the construction to be performed on MTI’s behalf, to guarantee the performance of all of MTI’s obligations hereunder. The bond, if requested, shall only be in effect during the time MTI is constructing on or in APS facilities. The amount of the bond or financial security shall not operate as a limitation upon the liability of the MTI hereunder.

4.6                                 The indemnification obligations of MTI contained in this Section 4 are not limited in any respect by the insurance coverage required under Appendix B.

4.7                                 In no event shall APS or MTI be liable for any consequential, incidental or special damages incurred or alleged to have been incurred by anyone.

5.                                       LEGAL REQUIREMENTS

5.1                                 Laws and Regulations - MTI shall at all times observe and comply with all applicable laws, ordinances, statutes, rules or regulations which in any manner relate to the rights and obligations of MTI under any License.

5.2                                 Permits - MTI shall obtain from the appropriate public and/or private authority any required authorizations, licenses, or permits to construct, operate, and/or maintain the Cable on public and private property at the location of APS Facilities. MTI shall submit to APS such evidence of compliance with the foregoing requirements, as APS may require.

5.3                                 Authorized Personnel - Only “Authorized Persons”, as defined in Arizona Revised Statutes Section 40-360.41, shall install, maintain, repair, transfer, or otherwise engage in activities on or near APS Facilities.

6.                                       LIMITATION OF LIABILITY:

6.l                                    APS shall not be liable to MTI, its customers or any user of its facilities for any incidental, indirect, or consequential loss or damage arising in any manner out of the use of APS Facilities or APS’ acts or omissions in connection therewith, and MTI shall indemnify and save harmless APS from and against any and all claims, demands, causes of action, cost, and fees or expenses of whatever kind resulting from any such loss or damage. APS reserves to itself, its successors and assigns, the right to locate, maintain and operate its facilities in such a manner as will best enable APS to fulfill its service requirements without liability to MTI, its customers or any user of its facilities.

6.2                                 Except to the extent of MTI’s gross negligence or willful misconduct, MTI shall not be liable to APS, its customers or any user of its facilities for any incidental, indirect, or consequential loss or damage arising in any manner out of the use of APS Facilities or MTI’s acts or omissions in connection therewith.

7.                                       STANDARDS:

7.1                                 Licensing

7.1.1                        Any License granted hereunder shall be conditioned upon compliance by MTI with the standards set forth herein and in Appendix C.

7.1.2                        MTI shall at all times bear full responsibility for the integrity and safety of its system. APS reserves the right, but shall not be obligated, to review MTI’s engineering plans and completed construction. Any such review by APS shall not relieve MTI from or be deemed a waiver of APS’ right to insist on strict compliance of MTI’s obligations under this Agreement, including Section 7.2.

7.1.3                        APS reserves the right to make immediate corrections of safety hazards caused by MTI and MTI will bear the full cost of these corrections.

7.2                                 Standards

7.2.1                        MTI shall construct, install, operate, and maintain the Cable in accordance with the requirements and standards of the latest editions of the National Electrical Safety Code (NESC) and the Occupational Safety and Health Act (OSHA), the rules and regulations of any governing authority having jurisdiction over the subject matter of these Terms and Conditions or License granted hereunder, any requirements APS may from time to time prescribe, and these Terms and Conditions. Where a difference in standards may exist, the more stringent shall apply.

7.2.2                        If any part of the Cable is placed or maintained, or causes the facilities of others to be in violation of the standards prescribed in Section 7.2.1 and MTI has not corrected the violation within fifteen (15) days from the date of written notice thereof, APS may, in addition to any other remedies it may have hereunder, remove or have removed the Cable from any or all of APS Poles or perform or have performed such other work and take such other action in connection with the Cable that APS deems necessary or advisable to comply with the applicable standards, at MTI’s cost and expense and without any liability on the part of APS; provided, however, that when in the sole judgment of APS such a condition may endanger the safety of any person or any property, or interfere with the performance of any service obligations of APS, APS may take such action without prior notice to MTI.

8.                                       ASSIGNMENT:

MTI shall not assign or transfer the rights, nor delegate the duties, or otherwise dispose of any right, title, or interest in all or any part of any License without the prior written consent of APS. However, MTI may assign or transfer a License without such consent to an entity that controls, is controlled by or is under common control of MTI. In no event will an assignment or transfer a release of MTI with respect to any liabilities or obligations under any License unless such release is expressly granted by APS in writing.

9.                                       TERM AND TERMINATION:

9.1                                 Term - These Terms and Conditions shall be effective with respect to any License granted as of the date specified in Section 16, EXECUTION AND EFFECTIVE DATE.

9.2                                 Termination by APS - In the event that APS determines, in its reasonable discretion, that any of the space on within APS Facilities which has been licensed hereunder is necessary for its use in serving any of its customers or in meeting any of its regulatory obligations, it may terminate any License issued hereunder by giving MTI at least six (6) months prior written notice thereof.

9.3                                 Termination for Default - If MTI defaults in any of its obligations under any License, and fails within thirty (30) days after the date of written notice from APS to correct such default, APS may, at its option and in addition to any other rights or remedies it may have, immediately terminate such License.

9.4                                 Termination by MTI - MTI may terminate any License hereunder by providing thirty (30) days notice of such termination to APS. Any such termination shall not terminate any Reciprocal License or other right held by APS with respect to the use of any Cable.

9.5                                 Removal and Ownership of Cable Upon Termination - Upon termination of any License hereunder APS may request that MTI remove such Cable from APS Facilities. If MTI fails to remove any Cable within 90 days after APS has requested removal, APS may retain the Cable for its use, the use of others or may remove, sell or otherwise dispose of such Cable. MTI may remove any Cable affected such termination, provided, MTI shall not remove any Cable with respect to which APS holds a Reciprocal License or which is owned by APS.

9.6                                 Survival of Obligations - Termination of any License issued hereunder, in whole or in part, for any reason shall not affect MTI’s liabilities and obligations under such License which arise prior to the effective date of such termination.

10.                                 SERVICE OF NOTICE:

Any notice required or provided for hereunder shall be in writing and shall be delivered personally to the corporate representatives of APS and MTI designated below, or shall be mailed thereto by certified mail, postage prepaid, return receipt requested. Notice shall be effective on the date delivered.

To APS:	To MTI:

Arizona Public Service Co.		Mountain Telecommunications, Inc.
P. O. Box 53999		10190 E. McKellips
Phoenix, AZ 85072-3999		Scottsdale, AZ 85243
Attn: Telecommunications Network		Attn: Mike Hazel
Engineering Mail Station 3864

11.                                 DISPUTES:

11.1                           General - Any controversy or claim (except any claim for damages because of bodily injury including death at any time resulting therefrom, sustained by any person or persons, and except any claim for damages because of damage to or destruction of property) arising out of, or relating to any License or its breach which may arise between MTI and APS, and which is not resolved by the authorized representatives of the parties, shall be noticed in writing by the complaining party as provided in Section 10,

SERVICE OF NOTICE. Such controversy or claim shall subsequently be reviewed and discussed between the appropriate executive officers of APS and MTI as a condition precedent to any litigation or submittal to any other authority.

11.2                           Fee Disputes - In addition to the requirements of Section 11.1, any controversy or claim regarding the fees and charges established under this Agreement shall be settled by arbitration in Phoenix, Arizona, in accordance with the rules then in effect of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. MTI shall continue payment of all fees and charges when due and performance of all obligations under this Agreement, during any such period of controversy or claim.

11.3                           Expenses - The prevailing party in any controversy or claim between APS and MTI shall be entitled to recover from the other party, in addition to any other recovery awarded, any reasonable attorney’s fees, litigation expenses, and/or arbitration expenses incurred by such prevailing party in connection with or incident to the controversy or claim; provided, however, that in the event APS brings an action for declaratory relief to resolve a dispute involving MTI, APS shall be entitled to recover its attorney’s fees and litigation expenses.

12.                                 ENTIRE AGREEMENT:

These Terms and Conditions, and any License granted hereunder, shall constitute the entire understanding between APS and MTI and shall supersede all prior contracts, representations, negotiations, or letters pertaining to the subject matter of these Terms and Conditions, whether written or oral. The parties shall not be bound by or be liable for any statement, representation, promise, inducement, or understanding of any kind not set forth herein and in any License. These Terms and Conditions shall be deemed incorporated in each License granted hereunder. These Terms and Conditions and any License shall only be modified by an amendment signed by both parties.

13.           NON-WAIVER:

13.1                           The failure of APS to enforce or insist upon strict compliance with any of these Terms and Conditions or of any License provision, or to exercise or delay the exercise of any rights or remedies provided therein, shall not release MTI from any of its duties or obligations imposed by law or by these Terms and Conditions and shall not be deemed a general waiver or relinquishment of any rights or remedies of APS.

13.2                           Nothing contained in these Terms and Conditions shall be construed in any way to fulfill, limit, restrict, substitute, or waive, in whole or in part, any of MTI’s obligations under Article 6.4, HIGH VOLTAGE POWER LINES AND SAFETY RESTRICTIONS, of Section 1, Title 40, Chapter 2 of the Arizona Revised Statutes, or any other laws, regulations, codes, standards, or industry practices pertaining to activities near overhead electric lines.

14.                                 SEVERABILITY:

Should any provision of these Terms and Conditions or any License be determined to be unenforceable or illegal, then said provisions shall be severed from these Terms and Conditions and the remainder shall remain in full force and effect.

15.                                 GOVERNING LAW AND VENUE:

These Terms and Conditions and any License shall be interpreted in accordance with the substantive laws of the State of Arizona. Any action at law or judicial proceeding shall be instituted only in the state or federal courts of the State of Arizona.

16.                                 EXECUTION AND EFFECTIVE DATE:

These Terms and Conditions, have been approved and accepted by the duly authorized representatives of the parties as of the 4th day of FEB, 1999

ARIZONA PUBLIC SERVICE COMPANY

SIGNATURE	/s/ Don Tellis

NAME	Don Tellis

TITLE	Manager Communication Systems
“APS”

MOUNTAIN TELECOMMUNICATIONS, INC.

SIGNATURE	/s/ Michael L. Kreel

NAME	Michael L. Kreel

TITLE	Vice President Networks
“MTI”

APPENDIX A

SCHEDULE OF FEES AND CHARGES

MASTER TERMS AND CONDITIONS FOR LICENSE AGREEMENTS
FOR
FIBER OPTIC CABLE ATTACHMENT TO APS FACILITIES

1.                                       ANNUAL LICENSE FEE

1.1                                 MTI shall pay an Annual License Fee for each License as follows:

For Cable installed on APS Aerial Facilities (not in the communications zone), $2,000 per Route mile.

For Cable installed on APS Aerial Facilities (not in the communications zone) and with respect to which APS is granted a license from MTI to use up to 12 fibers, $500 per route mile.

For Cable installed in APS Conduit, $3.00 per linear foot.

For building entrances, $500 per building entrance including the first 50 feet of duct between the building and the first manhole, additional duct at $3.00 per linear foot.

1.2                                 The Annual License Fee shall be increased effective January 1 of each year. The amount of the increase will be calculated utilizing the average of the monthly Consumer Price Index figures for the preceding calendar year.

1.2.1                        The annual February release of the Economic Indicators Prepared for the Joint Economic Committee by the Council of Economic Advisers and specifically the index category “All Items, Not Seasonally Adjusted (NSA)” shall be used in computing each of the Annual License Fee increases.

1.2.2                        The percentage of any increase in the annual average index numbers will be applied to the previous year’s Annual License Fee to determine the current year’s Annual License Fee.

1.2.3                        APS will provide the MTI sixty (60) days notice of the increased Annual Attachment Fee prior to the issue of an annual billing.

1.4                                 The Annual License Fee for any License that is effective for less than a full year shall be adjusted on a pro rata basis for the number of full or partial months that such License is effective during the year.

2.                                       CHARGES

2.1                                 General - MTI shall advance funds to APS for all field surveys, engineering, and other Make-Ready Work to be performed by APS, including, without limitation, inspections, supervision, removal, rearrangement, transfer, or other modifications of MTI’s facilities and any other work performed for MTI, based upon the full cost and expense to APS for performing such work or for having such work performed. MTI shall advance funds to APS for other construction as mutually agreed.

2.2                                 New Construction - When APS plans to install any facilities for its use, and MTI requests that such installation be modified to accommodate its Cable, MTI shall be responsible for the difference in the costs between the facilities needed to meet APS needs and the facilities needed to accommodate MTI’s Cable. In the event of road widening projects, knocked down poles, or occurrences that require APS to replace poles, MTI shall bear the responsibility of reattaching its Cable to the new poles. Should APS be required to move an MTI cable, MTI shall reimburse APS a reasonable amount for the work.

2.3                                 Facility Replacements - MTI shall reimburse APS for replacement of any facilities required to accommodate MTI’s Cable, based on APS’ fully installed costs, plus overhead, less salvage value of the replaced facilities, if any, plus the cost of removal of the existing facilities.

2.4                                 Taxes - MTI shall pay any and all sales tax, transaction privilege tax or other tax assessed or assessable as the result of its occupancy or use of APS Facilities, including any such tax payable by APS, when due.

3.                                       TERMS OF PAYMENT

3.1                                 Annual Attachment Fee - The initial Annual Attachment Fee shall be payable as of the effective date of the License, as appropriate. Thereafter, the Annual Attachment Fee shall be payable in advance, as of the first day of January of the applicable year. Annual Attachment Fees are not fully or partially refundable due to an early termination of a License.

3.2                                 Payment Date - All fees and charges, except taxes, shall be paid within thirty (30) days after the date of an invoice therefor or by any payment date indicated in the invoice.

3.3                                 Late Payment - Amounts past due shall incur a late charge (which is subject to change from time to time at APS’ discretion) equal to the prime rate plus three percent (3%) (per annum) charged by the CitiBank, N.A., New York, New York, on the first day of the month in which the unpaid amount became delinquent. Payment or acceptance of such late charge, however, shall not constitute a waiver of any rights or remedies granted hereunder.

(END APPENDIX A)

APPENDIX B

INSURANCE

MASTER LICENSE AGREEMENT
FOR
FIBER OPTIC ATTACHMENT TO APS POLES

1.                                       MTI shall provide and maintain, during the term of and until all obligations under these Master Terms and Conditions and any License granted hereunder are satisfied, with forms and insurers acceptable to APS, the following insurance coverages:

1.1                                 Worker’s Compensation insurance to cover obligations imposed by federal and state statutes having jurisdiction of its employees engaged in the performance of the work, and Employer’s Liability insurance with a minimum limit of FIVE HUNDRED THOUSAND DOLLARS ($500,000).

1.2                                 Commercial General Liability insurance with a minimum combined single limit of FIVE MILLION DOLLARS ($5,000,000) each occurrence. The policy shall include coverage for bodily injury liability, broad form property damage liability (including Completed Operations), personal injury liability (including coverage for contractual and employee acts), blanket contractual and products and completed operations. Said policy shall contain a severability of interests provision. On “occurrence” form policies the products and completed operation coverage shall extend for two (2) years past termination of any License granted under these Master Terms and Conditions.

1.3                                 Comprehensive Automobile Liability insurance with a combined single limit for bodily injury and property damage of not less than ONE MILLION DOLLARS ($1,000,000) each occurrence with respect to MTI’s vehicles whether owned, hired, or non-owned, assigned to or used by MTI.

1.4                                 If applicable, Aircraft Public Liability insurance covering fixed wing and rotorcraft aircraft whether owned, hired, or non-owned with a combined single limit for bodily injury and property damage of not less than TWO

MILLION DOLLARS ($2,000,000), including passenger liability coverage.

2.                                       The policies required by Sections 1.2, 1.3, and 1.4 herein shall be endorsed to include APS, its officers and employees as additional insureds and shall stipulate that the insurance afforded for APS, its officers and employees shall be primary insurance and that any insurance carried by APS, its officers or employees shall be excess and not contributory insurance.

3.                                       MTI and its insurers providing the required coverages shall waive all rights of recovery against APS and their directors, officers, employees, and agents.

4.                                       Prior to the issuance of any License under these Master Terms and Conditions, MTI shall furnish APS with Certificates of Insurance as evidence that policies providing the required coverages, conditions, and limits are in full force and effect. The certificates shall identify the number of these Master Terms and Conditions and License, and provide that not less than thirty (30) days’ advance notice of cancellation, termination, or alteration shall be sent directly to APS addressed as follows:

Arizona Public Service Company
P.O. Box 53999
Phoenix, AZ 85072-3999
Attn:              Don Tellis
                      Communications Systems, Mail Station 3874

5.                                       APS reserves the right to request and receive certified copies of any or all of the above policies and/or endorsements.

6.                                       APS shall not, however, be obligated to review any of MTI’s certificates of insurance, insurance policies, and/or endorsements or to advise MTI of any deficiencies in such documents, and any receipt of copies or review by APS of such documents shall not relieve MTI from or be deemed a waiver of APS’ right to insist on strict fulfillment of MTI’s obligations under this Appendix B.

7.                                       The stipulation of insurance coverages in this Appendix B shall not be construed to limit or waive any liabilities or other obligations of MTI to APS, or any other parties, in connection with these Master Terms and Conditions or License granted hereunder.

(END APPENDIX B)

APPENDIX C

LICENSE PROCESS

MASTER TERMS AND CONDITIONS FOR LICENSE AGREEMENT
FOR
FIBER OPTIC ATTACHMENT

1.                                       License Requests and Make Ready Work

1.1                                 License Requests - All requests for a License shall be in writing to the APS Communications Systems Department and shall include a description of the route over which MTI desires to run Cable. When a request is submitted by MTI, APS may require that a field survey be conducted, at MTI’s expense, for the entire Cable route.

1.2                                 Field Surveys - The field survey shall be performed jointly by representatives of APS and MTI. MTI shall furnish to APS data necessary to perform the field survey, in a format specified by APS and according to standards of accuracy and completeness satisfactory to APS.

1.3                                 Engineering and Make Ready Work - As soon as practicable after completion of the field survey, or after submission of a request for a License if APS does not require a field survey, APS shall provide MTI with a written description of any Make Ready Work required to accommodate any of the Cable. At such time APS shall also specify whether it desires to reserve or receive a license from MTI for the use of any fibers within the Cable. Within thirty (30) days after receipt of such description, MTI shall notify APS whether it intends to proceed with the Cable installation and whether APS should proceed with the detailed engineering work. MTI shall also notify APS whether it desires to perform the Make Ready Work, however, APS reserves the right to perform any or all of the Make Ready Work.

1.3.1                        MTI will be responsible for all engineering costs expended by APS as a direct result of work approved by MTI on this estimate. After response to the estimate is received, APS will complete the engineering for the approved work and submit an invoice to the MTI, payable in accordance with Appendix A, SCHEDULE OF FEES AND CHARGES. Costs reflected on the invoice will include costs for the field survey, engineering, and, if APS is to perform the Make Ready Work, the cost of proposed construction.

1.3.2                        If MTI delays approval of the estimate or payment of the invoice, and said delay causes the time elapsed from the date of the initial field survey to exceed 120 days, a second field survey may be required, at MTI’s expense, to determine any changes in the field that would impact Make-Ready Work requirements.

1.3.3                        If during the course of this process, APS receives a request from another person for use of the same facilities, APS will send written notification of such request to MTI. MTI shall have 15 days from the date of the notification to submit payment for either the invoice for Make-Ready Work, if issued, or for the estimated charges, if prior to billing.

1.4                                 Make Ready Work Performed by APS - Any Make-Ready Work to be completed by APS shall begin following receipt of payment from MTI for such Make-Ready Work, and shall be performed in accordance with APS’ normal work load schedule. APS shall provide MTI with an estimated schedule of the Make-Ready Work. However, APS may adjust the schedule at any time to satisfy its own service requirements, and APS shall not be liable to MTI or any of its customers for any delays caused by such adjustment. MTI shall not be entitled to reimbursement of any amounts paid to APS for pole replacements or for rearrangement of facilities by reason of the use by APS of any additional capacity resulting from such replacement or rearrangement.

1.5                                 Make Ready Work Performed by MTI - All Make Ready Work performed by MTI shall be performed by MTI in accordance with the standards set forth in herein.

1.6                                 Completion of Installation - All Cable authorized by a License for attachment to APS Facilities shall be installed and ready for use within one hundred twenty (120) days from the date of APS’ authorization for attachments provided. If construction is not completed within one hundred twenty (120) days, APS may require an additional field survey, at MTI’s expense, to determine any changes in the field that would impact Make Ready Work requirements.

1.7                                 Notice of Completion - MTI shall notify APS, in writing, within thirty (30) days after completion of the installation of Cable.

1.8                                 Third Party Requests Prior to Payment by MTI - In the event APS receives a request for a license from a third party for attachment to the same facilities for which MTI has submitted a request for a License, but for which APS has not received payment from MTI of the Annual Attachment Fees and Make-Ready Work costs, APS may allocate the costs of Make Ready Work between MTI and such other applicant in a manner which reflects to degree of Make Ready work necessitated by each applicants attachments.

1.9                                 Third Party Requests Pending Construction of Cable - If, prior to completion of the installation of the Cable authorized by a License, APS receives a request from a third party for attachment to the same APS Facilities, APS shall verbally notify MTI within twenty-four (24) hours thereof, followed by written confirmation. Thereafter MTI shall complete the installation of the Cable during the remainder of its one hundred twenty (120) day installation period, if any, or within fifteen (15) days of receipt of such verbal notice, whichever is greater. Should MTI fail to complete the installation of the said Cable within the allowed period, APS may deem the License for such attachment abandoned and may terminate such License. In such case MTI shall not be entitled to reimbursement for any Annual Attachment Fees paid by MTI.

2.                                       Construction Standards:

2.1                                 Use of Contractors - Any contractors and subcontractors retained by MTI for the construction, installation, maintenance and repair of any Cable shall be experienced and qualified to work on such electrical facilities. In addition, any contractor or subcontractor retained to work on or near any Transmission or Sub-Transmission Facilities shall be chosen from a list of contractors approved by APS, or otherwise approved by APS in writing.

2.2                                 Work Schedules and Notices - Prior to any work commencing near any APS Facilities, MTI and APS shall agree upon a work schedule and shall designate representatives responsible for receiving notice of work to be performed. MTI shall not permit any work to commence near APS facilities until authorization has been received from APS pursuant to Section 6 of this Appendix C.

2.3                                 Engineering - MTI, at its sole cost, shall prepare all engineering, design and installation specifications for the Cable to be installed under any License. APS may provide assistance to the engineering process if desired by APS. MTI shall not commence construction under this agreement until APS has given final approval of the engineering and design specifications, construction methods and construction schedule.

2.4                               Cable Type - MTI will determine the type and fiber capacity of cable to be used. Where any portion of the Cable is to be licensed for APS’ use, or where the Cable is to be attached to Transmission Facilities or Sub-Transmission Facilities, APS may specify strength characteristics, specifications, lengths, type and count of attachment hardware, splice enclosures and hardware.

2.5                               Drawings - Prior to construction, MTI will provide drawings that will contain cable information, splice locations, landowner information and any other information as APS may reasonably require. Such drawings will be updated with actual field data during and after construction. The scale of such drawings covering metropolitan areas shall not exceed 1” = 200’ and for those covering rural areas shall not exceed 1” = 500’. Information to be provided by MTI to APS shall include sag/tension charts, cable diameter, cable weight and loading data.

2.6                               Connection Points - MTI and APS will jointly determine the location of all connection points involving fibers used by APS. Such connection points will typically be remote splice enclosures.

3.                                     Maintenance and Repair of Cable

3.1                                 Maintenance - Throughout the term of any License, maintenance and repair of any Cable, including those fibers licensed or reserved for APS’ use, shall be performed by MTI at its sole cost. APS shall also have the right to perform maintenance, repair or modification on that portion of the Cable containing fibers reserved or licensed for APS’ use.

3.2                                 Replacement - Any attachment hardware to be replaced shall be of the same kind and quality as required by the design specification or as expressly approved by APS.

3.3                                 Alternate Source of Electricity - If MTI, at any time, intends to use an alternate source of electricity to energize any part of its facilities, the electrical connection for such alternate source of electricity shall be made utilizing a single pole, double throw switch. All such contemplated installations must be approved in writing by an authorized representative of APS, prior to any such installation.

4.                                       Inspections

4.1                                 Inspection of Work - APS shall have the right, but not the obligation, to inspect the work performed and the manner in which it is performed by MTI and any of its contractors or subcontractors. If, in APS’ sole discretion, any work on or around APS Facilities is being performed in an unsafe manner or in a manner which does not conform to the NESC or APS standards, APS may order that the work cease until corrective action is taken.

4.2                                 Final Cable Inspection - After MTI has completed installation of Cable, APS will perform an inspection of the attachments. MTI shall provide a representative to participate in this inspection and shall reimburse APS all costs of performing such inspection. Any such corrective work shall also be subject to inspection by APS.

4.3                                 Periodic Cable Inspection - APS may make periodic inspections of any part of the Cable, and MTI shall reimburse APS for one (1) inspection of the entire MTI fiber system on or in APS Facilities every twenty-four (24) months; for any such inspection resulting from a serious safety violation or a series of three or more violations of the standards set forth in these Terms and Conditions, during a twelve (12) month period; or for inspections made in connection with any unauthorized attachment to poles or anchors of APS. Such reimbursement shall be as set forth in Appendix A, SCHEDULE OF FEES AND CHARGES. If any attachments are found to be in violation of any provision of these Terms and Conditions or License granted hereunder, MTI shall be responsible for correcting all such violations and shall reimburse APS the cost of any additional Make-Ready Work that may be required for such corrections. The making of periodic inspections, or the failure to do so, shall not operate to relieve MTI of any responsibility, obligation or liability assumed under any License. Should five (5) safety violations occur on a License which MTI has failed to cure pursuant to Paragraph 9.3, within a twenty-four (24) month period, APS shall void the License and paragraph 9.5 of this Agreement shall apply. APS reserves the right to terminate the Agreement if three or more individual events of unauthorized attachments are made my MTI and are not cured pursuant to paragraph 9.3 herein.

5.                                     Modification or Relocation of Cable:

5.1                               Modification or Relocation Requested by MTI - In the event MTI desires to modify or relocate existing Cable, MTI shall notify APS and provide complete and accurate data necessary to perform the field survey of proposed modifications or relocation. MTI will bear full costs of the relocation including any costs incurred to re-install to its original function any fibers dedicated to APS’s use. All requests MTI for relocation shall be treated in the same manner as new construction and Make Ready Work, as described above.

5.3                                 Relocations Requested by Third Parties - In the event that APS is required by any third party to relocate APS Facilities on which Cable utilized by its electric distribution and transmission lines on which any Cable is attached or runs, the cost of Cable relocation shall be apportioned equitably between MTI and APS based on the numbers of fibers allocated. The cost of relocation of the cable solely at the request and convenience of APS or MTI shall be borne by the requesting party. MTI shall not be required to pay any amount which APS is legally entitled to receive and does in fact receive from a third party as reimbursement for the cost of relocating cable. Other than with respect to the allocation of costs, APS shall not charge MTI for placement of Cable on relocated facilities.

6.                                     Notices and Safety

6.1                               Outage Scheduling - MTI shall not permit any employee, contractor or subcontractor or any employee of any contractor of subcontractor, to commence any construction, maintenance, repair or relocation of work until satisfactory arrangements, including coordination of work, construction schedules and outages, have been made with APS. When APS determines in its sole discretion that it is necessary to de-energize any of its facilities in order for work to commence, MTI shall not permit work to commence until such facilities have been de-energized.

6.2                               Safety - Nothing contained in this the Terms and Conditions or in any License granted hereunder shall be construed in any way to fulfill, limit, restrict, substitute, or waive, in whole or in part, obligations of any party under Article 6.4, HIGH VOLTAGE POWER LINES AND SAFETY RESTRICTIONS, of Section 1, Title 40, Chapter 2 of the Arizona Revised Statutes, or any other laws, regulations, codes, standards, or industry practices pertaining to activity near overhead electric lines. Neither Terms and Conditions nor any License shall not constitute authorization to conduct any activity around such facilities as that term is used in such statutes. MTI, its contractors or subcontractors shall obtain specific authorization on a case-by-case basis from APS as set forth in such statutes prior to commencing any work.

6.3                               Emergencies - In the event of an emergency requiring repair or relocation of MTI’s cable or facilities, MTI shall give APS notice as soon as practicable and shall coordinate such work to be performed with APS. MTI shall not commence any work in or on APS Facilities without prior verbal permission from an authorized APS representative. Prior to accessing the cable for maintenance purposes, MTI personnel must contact the APS-ECC at (602) 250-1080.

6.4                               APS Accident Prevention Manual - Any employee, contractor, subcontractor and employees of contractors and subcontractors of MTI which is or will perform construction, maintenance, repair or relocation work on or around APS’ electric conductors, including transmission and distribution facilities and facilities located at ground level, shall be provided with a copy of the APS Accident Prevention Manual, copies of which are available from APS. MTI shall distribute copies of this manual to all employees, contractors and subcontractors, and MTI shall ensure that all work performed around electric facilities by such persons is performed in conformance with the APS Accident Prevention Manual.

Agreement No.        -

Exhibit A

LICENSE FOR ATTACHMENT OF FIBER OPTIC CABLE
TO APS FACILITIES

Licensee:	MTI Company

Date:

Terms and Conditions Reference No.

Township	Range	Quarter	Section

Annual License Fee

This License is hereby granted for the attachment of Licensee’s Fiber Optic cable and appurtenant facilities to APS overhead and underground facilities identified on the attached drawings and specifications. This License is granted conditioned upon and subject to the provisions of the Master Terms and Conditions for License Agreements referenced above, which are expressly incorporated herein by this reference. This License shall be for the purpose of allowing MTI to install, operate, maintain and repair its Cable on APS Facilities in accordance with such Master Terms and Conditions.

Arizona Public Service Company
Date	By
Its

MTI Company
Date		By
Its

1

Agreement No.        -

Exhibit B

RECIPROCAL LICENSE FOR USE OF FIBER WITHIN FIBER OPTIC CABLE
LOCATED ON APS FACILITIES

Licensee:	MTI Company

Date:

Terms and Conditions Reference No.

Township	Range	Quarter	Section

This license is hereby granted to APS by MTI for the use of    pairs of fibers located in Cable belonging to MTI and which has been or will be installed by MTI on the route designated in the attached diagram. This license is granted in consideration for the License granted by APS to MTI for the attachment of MTI’s Fiber Optic cable and appurtenant facilities to APS overhead and underground facilities, dated             . This license is granted for the purpose of allowing APS the use of such fiber and shall be perpetual in duration.

Arizona Public Service Company
Date	By
Its

MTI Company
Date		By
Its

2

Attachment 1

LICENSE FOR USE OF APS DARK FIBER

Licensee:	Mountain Telecommunications, Inc.	Date:	May 10, 1999

Terms and Conditions Reference No.

This License is hereby granted to Mountain Telecommunications, Inc. (MTI) for the use of dark fibers from the Ocotillo-Pinnacle Peak 230 kV transmission line pole number 22/2 southwest of Alma School and McKellips Road, approximately 550 feet south of the MTI Scottsdale Office; to APS’ 502 building and from APS’ 502 building to US West’s Phoenix Point of Presence (Phoenix Main) for the express purpose of collocating in the US West facility. This collocation shall provide APS with a choice of Internet Service Providers. This License is granted conditioned upon and subject to the provisions of the Master Terms and Conditions for License Agreements referenced above, which are expressly incorporated herein by this reference. This License shall be for the purpose of allowing MTI the full use of agreed upon fibers as stipulated in this Attachment in accordance with such Master Terms and Conditions.

MTI shall be granted the use of four (4) fibers on the route specified above. MTI shall provide a non-metallic fiber optic cable from their office to the existing splice on the transmission line pole, and provide for any fiber optic splicing required at this location. The four MTI fibers shall be delivered to MTI in the transformer room in the basement of Phoenix Main. MTI shall be responsible for any conduit, cable, construction, patch panels, splice cases, splices, etc. necessary to utilize the four fibers. In addition, MTI shall be granted the use of one rack space in the APS 502 building to install a fiber optic node. APS shall supply 48 VDC power to the node.

In consideration, MTI shall provide to APS in their Scottsdale Office collocation facility space, rack space and power for APS and APS affiliates network components, which shall include floor space and 48 VDC power for 2 racks of equipment. MTI shall provide to APS a minimum of eight (8) fibers in the cable from the above referenced Transmission line pole into the MTI Scottsdale Office, for APS’ sole use. MTI shall provide fiber optic patchpanel connections in the proximity of the collocation area for these fibers. In addition, MTI shall provide to APS one clear channel DS3 delivered from Phoenix Main to the APS demarc at the 502 Building. This DS3 will provide APS with a redundant path to a second Tier 1 Internet Service Provider of which MTI shall have access through their collocation at Phoenix Main. MTI will provide two additional DS3’s for APS use when required.

Attachment No. 1 Revision 0

1

Prior to this attachment going into effect, MTI shall obtain the rights from the Salt River Indian Community allowing MTI, APS and any other carrier to carry traffic on the APS fiber crossing the reservation.

The terms of this agreement shall be for five (5) years, renewable in additional five (5) year increments. Each party shall have the right to terminate the agreement at the end of any term by giving a minimum of 60 days notice to the other party.

The effective date of this agreement shall be July 1, 1999. This agreement shall expire June 30, 2004.

Arizona Public Service Company
Date	6/14/99	By	/s/ Don Tellis
		Name	Don Tellis
		Its	Manager Communication System

Mountain Telecommunications, Inc.
Date	6/23/99	By	/s/ Michael L Kreel
		Name	Michael L Kreel
		Its	VP-Network

2